UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2007

NEW MEDIUM ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-51880	11-3502174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

195 The Vale, London, United Kingdom W3 7QS
(Address of Principal Executive Offices, including Zip Code)

011 44 20 8746 2018
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

NME Inc to Acquire FKH ELECTRONIC A.S. in Central Europe

On 27 September 2007 New Medium Enterprises Inc (NME) entered into an agreement to acquire FKH electronic a.s. with headquarters in Slovakia. The acquisition will proceed in two phases.

Phase 1 – transfer of 95% of shareholding in FKH electronic to NME on completion of the purchase FKH electronic. The consideration for Phase 1 is US$10,450,000 consisting of US$3,000,000 cash plus 24,833,333 NME preferred shares having a nominal value of US$0.30 per share accruing cumulative dividends of US$0.03 per share annually.

Phase 2 – creation of an option to purchase the remaining 5% of the shares of FKH electronic after release of “collateral.” The consideration for the remaining 5% option will be US$550,000 or 1,833,333 (Rule 144 Restricted Stock) NME shares. The option can only be exercised after the release of collateral.

The acquisition is expected to be completed in the fourth quarter of 2007 after due diligence.

FKH electronic a.s. is a leading producer and distributor of home appliances and consumer electronics devices in Central Europe, marketing its products under the well known brand name Orava - which has a history of more then 50 years. Under this brand name have been sold more then 16 million TV sets alone. GFK Europe rated Orava brand as having 18% market share in 2005 and number one in DVD player sales in Slovakia. With 270 employees’ worldwide and vast experience in manufacturing and selling of consumer electronics products, FKH Electronic has been profitable since its inception. In the last 3 years it posted an annual turnover in excess of US$25 million. FKH electronic supplies over one million of various consumer electronics products annually.

FKH electronic sells its Orava brand products in European mega stores, Carrefour, Tesco, Metro, AHOLD and others. It has more than 1700 retail outlets selling Orava products. FKH electronic uses enormous warehousing facilities and a fully automated fulfilment centre for global distribution. Orava products are supported by a strong after sales network with 24 hours x 7 days service desk.

Vladimir Florek, Managing Director of FKH electronic a.s. says, “We have been a leading consumer electronics manufacturer and supplier with a very strong brand and are privileged to be the very first producer of HD VMD products in Europe. With our core strengths, we are confident to be successful in promoting and selling this new HD format in Europe and worldwide.”

Mahesh Jayanarayan, CEO of NME Inc. says, “With the production, distribution and logistics expertise of FKH electronic and the strong brand image, it is a perfect fit for our launch this year. Slovakia is one of the fastest growing regions in the European Union with major hi-tech companies like LG, Samsung, Philips, Sony and other companies eager to enter. Also, it is one of the fastest growing logistic hubs in Europe. Slovakia with its booming economy is a real window for us to EU and US markets. It offers many attractive commercial advantages.”

NME believes that this acquisition is of strategic nature. FHK electronic a.s. furnishes NME with a source of revenue of approximately US$30 million.  It brings to NME an assembly division for HD VMD players and drives which will guarantee fast and reliable delivery of NME products to European and US markets. In an important interim arrangement effective immediately FKH electronic a.s. will open to NME its entire infrastructure, finance and management facilities now in order to intensify the launch of HD VMD products this quarter.

Term Sheet

1. PARTIES:	Vladimír Florek (“Seller”), sole shareholder of FKH electronic, a.s. (the “Target”) New Medium Enterprises, Inc., a Nevada corporation (“Buyer/Issuer/NME”)
2. TRANSACTION SUMMARY:
The transaction will be completed in two phases:

a)  Transfer of 95% of shares of Target from the Seller to the Buyer on the completion of the purchase of the Target (“Phase 1”);
b)  Creation of an option to purchase remaining 5% of the shares of the Target after release of “Collateral” (“Phase 2”).

3. CONSIDERATION:
The consideration for Phase 1 is $10,450,000. This sum is made up of the following:

a)  US$3,000,000 by wire transfer on the completion of the purchase;
b)  24,833,333 preferred shares in NME. The par value of those shares shall be US$0.30 per share.
c)  The price for the Option for the remaining 5% will be $550,000 in cash or 1,833,333 (Rule 144 Restricted Stock) shares of NME common stock. This Option can only be exercised after the release of collateral.

4. DESIGNATIONS OF PREFERENCE SHARES:
The NME preferred shares shall have the following benefits:

a)  Fixed 10% cumulative annual dividends
b)  Convertible at any time into common stock at 1:1 (common shares issued upon conversion are “Sale Shares”). If those shares are converted then they cease to be shares of preferred stock.
c)  Redeemable [two] years after issuance at par.
d)  Dividend; distribution; and liquidation preferences

5. THE STOCK PURCHASE AGREEMENT:
The acquisition of the Target by the Buyer in exchange for, among other things, shares of stock of the Buyer, will be made pursuant to a Stock Purchase/Subscription Agreement, which shall be separate to this agreement, and will contain, among other things, customary representations and warranties, indemnification provisions, closing conditions and covenants by the Seller and the Buyer to each other in connection with the mutual transfer of shares of stock.

6. PROVISIONS RELATING TO THE TARGET:
a)  Charter documents of the Target will be amended to provide for vote of all shareholders of the Target to change the composition of the board of the Target, to change the charter, or to undertake major corporate changes and transactions. Charter will also give the right of any shareholder to call a general meeting.
b)  Seller guaranteed one seat on the Target board with right to approve major corporate transactions

7. EXTRA SHARES AS COLLATERAL:
The Buyer will agree that the Collateral (currently owned separately by the Seller) which secures the Target’s credit lines (the “Collateral”) will be replaced within 9 months in the following manner:

a)  The Buyer will pay the Seller 11,666,667 shares of common stock in NME (for avoidance of doubt, these shares are newly issued shares of the Buyer and are not the Sale Shares as mentioned earlier);
b)  These shares will be subject to demand registration rights after an IPO in order to protect the rights of the minority shareholder, with the registration statement to remain effective for a period of nine months from the date of registration.

The target company has the right to execute this at their discretion in the following manner:

Option 1

1. The common stock may be sold at any time for a period of nine months following registration. In respect of any sale during this period, NME will pay to the Seller the difference in cash between each open market sale of shares $0.30 per share, if the sale price in the market is less than $0.30 per share.

Once the Seller has received proceeds of $3,500,000 (net of taxes, costs and other fees related to the receipt and re-sale of the shares), all remaining shares in the possession of the Seller will be transferred to the Buyer at no cost.

Option 2

1. The seller will have the right to retain these shares in compensation for the 3.5 million and release NME from the cash payment of this amount and remove all obligations from NME regarding this ‘collateral’ related to his property.

8. POST-CLOSING EMPLOYMENT AGREEMENTS:
Subject to the current employment agreements being satisfactory to NME, NME will undertake to employ named individuals of the Target’s senior management team.

Seller will be appointed to the board of directors of the Seller for a term of at least three years and will receive compensation in the form of 2,000,000 shares of common stock to be paid over three years (i.e. 666,670 shares of common stock for each year of service).

9. OTHER SECURITIES-RELATED RIGHTS:
Seller will have:

a)  No other classes of preferred stock while shares of preferred are outstanding
b)  Participation rights on future offerings
c)  Buyer undertakes to maintain Issuer-related conditions of Rule 144
d)  Tag-along rights with current significant shareholders if they sell their blocks
e)  Tag-along rights for all Regulation D, Regulation S or Rule 144A transactions (at least 10% of placement must consist of Sale Shares), including convertible bonds

10. EMPLOYEE BENEFIT PLAN:
At least two million shares of common stock of the Buyer will be made available for qualifying employees of the Target at the date of the closing. Such shares will be registered for resale by employees under the Securities Act of 1933 (Form S-8). The allocation of such shares to employees will be at the sole discretion of the Seller in consultation with the management of the Buyer.

11. PRICE PROTECTION:
NME will instigate a future “Put Option”. This means that  Seller will have the option to exchange all of the Sale Shares for 70% of the Target shares if:

a)  the IPO is not successfully concluded after two years; or
b)  the Seller is unable to sell his Sale Shares under Rule 144 due to any action or inaction on the part of the Buyer

12. RESTRICTIONS DURING PUT OPTION:
So long as the Put Option is in effect, Target shall be bound by covenants typical for secured commercial loans, including:

a)  Restrictions on indebtedness and security interests, changes to capital structure; payments of dividends
b)  Acceleration and default clauses
c)  Maintenance of financial ratios

The covenants shall not unduly restrict growth of the Target and waivers shall not be unreasonably withheld, so long as any risk on the side of the Seller is properly addressed.

13. CONDITIONS TO CLOSING:
Closing is subject to conditions including, but not limited to, the following: (i) completion of business, technical and legal due diligence, (ii) the negotiation, execution and delivery of definitive documentation, (iii) obtaining of necessary or desirable anti-trust, competition or regulatory approvals, etc.

14. TRANSACTION PROCESS:
Buyer agrees that it will endeavor to complete due diligence within eight (8) weeks from the date hereof, subject to receiving the full cooperation of Seller, and upon completion of due diligence Buyer will inform Seller in writing whether it intends to continue working towards Closing of the transaction contemplated herein.

Buyer will allow Seller to conduct due diligence on Buyer.

Seller and Buyer agree to commence work on transaction documentation immediately upon signing of this Term Sheet and to work in good faith towards signing a binding mutually acceptable Transaction Documents within three (3) weeks completion of due diligence.

Transaction Documents will include, among others:

a)  Stock Purchase/Subscription Agreement
b)  Certificate of Designations of Preferred Stock
c)  Employment Agreement for Seller
d)  Registration Rights Agreement (to include Section 15 and Section 10b-5 indemnification for shares subject to these liabilities, among other standard terms).
e)  Put Option Agreement
f)  Shareholders Agreement (for tag-along rights, etc.)
g)  Amended and Restated Charter Documents for Target
h)  Full disclosure by the Target of the following:
i  All pension rights;
ii  Intellectual property rights;
iii  All rights in land and real property;
iv  All leases and contracts relating to machinery and hardware;
v  All software licenses;
vi  All employment agreements.
i)  Seller to be permitted due diligence in respect of the Buyer.

Seller and Buyer also agree to begin to prepare for securing Anti-Monopoly approval for the transaction contemplated herein without delay upon the signing of this Term Sheet.

15. BINDING EFFECT AND LIABILITY:
The Parties understand and acknowledge that this Term Sheet is subject to definitive agreements (see point 14) pending execution of which this term sheet shall  not constitute a legally binding agreement; the failure to execute and deliver definitive agreements shall impose no liability on Seller or Buyer, other than for breach of the following provisions of this point 15 and of points 16:

a)  Notwithstanding the foregoing, the Seller and the Buyer acknowledge that the other will incur expenses in time in connection with the preparation of definitive agreements and the preparation by the Buyer of a public offering of securities based in part upon the assumption that the transaction will be completed.  Accordingly, the parties to this term sheet declare that it is their present intention to complete the transaction and agree to negotiate in good faith to prepare definitive agreements based generally upon the terms hereof, as more fully detailed in a manner acceptable to both in final binding documents.
b)  Seller and Buyer also agree to begin to prepare for securing Anti-Monopoly approval for the transaction contemplated herein without delay upon the signing of this Term Sheet, if required by Slovak law; and
c)  The Seller will allow the Buyer’s officers, employees, agents and authorized representatives to have reasonable access to its properties, books, records, files, and documents relating to the Target to engage in such due diligence as shall be desired by the Buyer, including, without limitation, (i) the financial and business prospects of the Company, (ii) a review of key contracts, customers and vendors, (iii) tax, legal and environmental matters, and (iv) an assessment of facilities and building leases.
d)  The parties hereto agree that the information provided one another pursuant to the terms hereof shall not be disclosed except to such parties’ attorneys, accountants, agents and lenders. For avoidance of doubt, either party may issue a press release disclosing that a term sheet has been agreed on the general terms and conditions of a proposed transaction.
e)  The Seller shall not, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, accept or assist any proposal of any other person relating to the acquisition of the Target or its assets for a period of at least three months from the date hereof.
f)  Each party hereto shall bear their own legal, accounting broker and other fees and expenses incurred in connection with the negotiation, documentation and closing of the transactions contemplated hereby.

It is further recognized that the Buyer is executing this agreement on the assumption that the information set forth on Appendix 1 hereto is true.

16. ASSIGNMENT:	Seller and Buyer may assign their rights to affiliates.

\

The terms set forth herein are acceptable to Buyer and Seller.

Accepted and Agreed
Mr. Vladimir Florek
On his own behalf and on behalf of FKH Electronic a.s.

Signature:	/s/ Vladimir Florek

Date:	September 27, 2007

Accepted and Agreed on behalf of
New Medium Enterprises, Inc.

By:	/s/ Mahesh Jayanarayan

Date:	September 27, 2007

Appendix 1

The Target has:

1.	revenues in 2005 and 2006 exceeding $25 million
2.	credit lines of approximately $8.5 million (including a $2 million credit line with Exim Bank) that will stay in place after the transaction (waivers from the banks will be required)
3.	up to 40 OEM relationships in China
4.	an OEM relationship in Turkey
5.	retail relationships in Central Europe with major retailers
6.
an automated global distribution system, an assembly line for electronics, equipped and functional service centre for electronic products, appropriate administrative, logistic and repair staff and an ERP system to handle global business in major currencies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MEDIUM ENTERPRISES, INC.

Date: October 3, 2007	By:	/s/ Mahesh Jayanarayan
Mahesh Jayanarayan
Chief Executive Officer